Exhibit 3.2

BYLAWS

OF

POINTE FINANCIAL CORPORATION

(As amended effective May 28, 2004)

ARTICLE I

PRINCIPAL OFFICE

The principal Office of Pointe Financial Corporation (the “Corporation”) shall be in Palm Beach County, Florida, or any such other place that the Board of Directors may determine.

ARTICLE II

SHAREHOLDERS

Section 2.1 Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Corporation or at such other place in or outside of the State of Florida as the Board of Directors may determine.

Section 2.2 Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine.

Section 2.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prohibited by statute, may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors, and shall, subject to the procedures set forth below in this Section 2.3, be called by the Chairman of the Board, President or the Secretary upon the written request of the holders of not less than 10% of all the outstanding capital stock of the Corporation entitled to vote at the meeting. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice of meeting thereof.

Any shareholder(s) wishing to call a special meeting pursuant to this Section 2.3 shall provide notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation. Such shareholder’s notice shall set forth: (1) a specific description of the business that the shareholder proposes to bring before the special meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the special meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, a description of all arrangements or understandings between such shareholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal and all information relating to such business that is required to be disclosed in solicitations of proxies for such business, or is otherwise required in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) if the matters to be considered at the special meeting include the election of directors, as to each person whom the shareholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with the Exchange Act and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (C) a representation that the shareholder is entitled to vote at such special meeting and intends to appear in person or by proxy at the special meeting to propose such business or nomination; and (4) a request that the Board of Directors fix a record date and a meeting date for such special meeting.

Upon receipt of such notice, the Secretary of the Corporation shall make a determination as to whether such notice is in accordance with the informational requirements of this section. If the Secretary determines that the notice is not in accordance with the informational requirements of this section, the Secretary shall notify the shareholder(s) in writing of such determination and the reasons therefore. If the Secretary determines that the notice is in accordance with the informational requirements of this section, the Secretary shall provide written notice to the Board of Directors of such determination. Following receipt of notice by the Secretary that such notice has been received and is in accordance with the informational requirements of this section, the Board of Directors shall meet (or take action by written consent) within 10 business days therefrom to fix (x) a record date in order that the Corporation may determine the shareholders entitled to notice of and to vote at the special meeting and (y) a meeting date and location for such special meeting. Such record date shall not precede the date upon which such Board of Directors’ meeting occurs or written consent is executed and shall not be more than 10 days after the date upon which such Board of Directors’ meeting occurs or written consent is executed. Such meeting date shall be no earlier than 45 days and no later than 70 days after the record date.

Section 2.4 Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules prescribed by the presiding officer of the meeting, unless otherwise prescribed by law or these bylaws. The Chairman of the Board shall preside at all meetings of shareholders, unless he delegates such authority.

Section 2.5 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which meeting is called, shall be mailed by the Secretary or the officers performing his duties, not less than 10 days nor more than 60 days before the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the shareholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 2.6, with postage thereon prepaid. If a shareholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such shareholder need not be given. When any shareholders’ meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

Section 2.6 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or any action without a meeting, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall not be more than 60 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 2.7 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.8 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Proxies solicited on behalf of management of the Corporation shall be voted as directed by the shareholder or, in the absence of such direction, as determined by the Board of Directors. No proxy shall be valid after 11 months from the date of its execution except for a proxy coupled with interest.

Section 2.9 Voting of Shares in the Names of Two or More Persons. When ownership of stock of the Corporation stands in the names of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 2.10 Voting of Shares by Certain Holders. Shares standing in the name of another business entity may be voted by any officer, agent or proxy as the bylaws of such business entity may prescribe, or, in the absence of such provision, as the board of directors of such business entity may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other business entity are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 2.11 Voting. At any election of directors every shareholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Directors are elected by a plurality of the votes cast. Unless otherwise provided in the Articles of Incorporation or by statute, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

Section 2.12 Shareholder Action Without a Meeting. Any action required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing, fairly summarizing the material features of the authorized action in compliance with applicable law.

In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors shall be entitled to fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

Any shareholder seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Such written notice must set forth as to each action that the shareholder proposes to take by consent (1) a specific description of the business that the shareholder proposes to be adopted by written consent, the text of the proposal or business (including the text of any resolutions to be adopted by consent and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), the reasons for soliciting consents for the proposal, a description of all arrangements or understandings between such shareholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and all information relating to such business that is required to be disclosed in solicitations of proxies for such business, or is otherwise required in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (2) if the proposed action by consent involves the election of directors, as to each person whom the shareholder proposes to nominate for election as director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy or information statement as a potential director and to serving as a director if elected); (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the

Corporation's books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (C) a representation that the shareholder is entitled to seek to have the shareholders authorize or take corporate action by written consent; and (4) any other information relating to such shareholder, beneficial owner or proposal that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents, in each case pursuant to Section 14 of the Exchange Act.

Upon receipt of such notice, the Secretary of the Corporation shall make a determination as to whether such notice is in accordance with the informational requirements of this section. If the Secretary determines that the notice is not in accordance with the informational requirements of this section, the Secretary shall notify the shareholder(s) in writing of such determination and the reasons therefore. If the Secretary determines that the notice is in accordance with the informational requirements of this section, the Secretary shall provide written notice to the Board of Directors of such determination. Following receipt of notice by the Secretary that such notice has been received and is in accordance with the informational requirements of this section, the Board of Directors shall meet (or take action by written consent) within 10 business days therefrom to fix a record date in order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting. Such record date shall not precede the date upon which such Board of Directors’ meeting occurs or written consent is executed and shall not be more than 10 days after the date upon which such Board of Directors’ meeting occurs or written consent is executed.

During the 10 business day period following the date of receipt of the notice required under this Section 2.12, the Corporation may require the shareholder and/or beneficial owner requesting a record date for proposed shareholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

If no record date has been fixed by the Board of Directors within the period provided in this Section 2.12, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Florida, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded, to the attention of the Secretary of the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

In the event of the delivery, in the manner provided in this Section 2.12, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. If inspectors are so engaged, then for the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the inspectors certify to the

Corporation that the consents delivered to the Corporation in accordance with this Section 2.12 represent at least the minimum number of votes that would be necessary to take the intended action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 2.13 Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any person, other than a nominee for office, as inspector of election to act at such meeting or any adjournment thereof. If the Board of Directors so appoints an inspector, that appointment shall not be altered at the meeting. If an inspector of election is not so appointed, the person presiding at the meeting may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person presiding at the meeting.

The duties of such inspectors shall include: Determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote.

Section 2.14 Nominating Committee. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, shall appoint a nominating committee for selection of nominees for election as directors. The members of such committee, to the extent required by applicable law, rule or regulation, or the Nasdaq Stock Market or such other stock market on which the Corporation’s securities may be listed, shall be independent. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nomination for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are properly made in accordance with Section 2.15 below. Ballots bearing the names of all the persons nominated by the nominating committee and persons properly nominated by shareholders in accordance with the procedures herein by shareholders shall be provided for use at the annual meeting.

Section 2.15 Notice of Shareholder Business and Nominations. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of the Corporation at the time the notice provided for in this Section 2.15 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.15.

For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) in the preceding paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the prior year or the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder must be so delivered not later than the tenth day following the earlier of (A) the day on which public announcement of the date of such meeting is first made by the Corporation or (B) the date notice of the meeting was mailed to shareholders). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a specific description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, a description of all arrangements or understandings between such shareholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal and all information relating to such business that is required to be disclosed in solicitations of proxies for such business, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Notwithstanding anything in the second paragraph of this Section 2.15 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and a public announcement by the Corporation naming the nominees for the additional directorships is not made at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, then a shareholder’s notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary in writing at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members. The Chairman of the Board shall preside at all meetings of the Board of Directors, unless the Chairman of the Board delegates such authority.

Section 3.2 Number, Term and Election. The Board of Directors shall consist of not less than five nor more than 12 members, such number within these parameters to be set by the Board of Directors by resolution. The Board of Directors shall be divided into three classes of directors of as nearly equal numbers as is possible, designated Class I, Class II and Class III, respectively, serving staggered three-year terms, with the term of a class expiring at each annual meeting of shareholders. The initial term of office of directors of Class I shall expire at the annual meeting of shareholders in 1995, that of the directors of Class II at the 1996 meeting, and that of the directors of Class III at the 1997 meeting. The Board of Directors shall initially appoint the members of each class. At each annual meeting of shareholders a number of directors equal to the number of directors of the class whose term expires at such meeting (or the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of shareholders after their election. In all cases, each director serves until his successor is elected and qualified, or until earlier death, resignation or removal.

Section 3.3 Meetings. A regular meeting of the Board of directors shall be held without other notice than this bylaw provision immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Special meetings of the Board of Directors may be called by or at the request of the officer presiding at meetings of the Board of Directors or by one-third of the directors. The person authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

Members of the Board of Directors may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but not attendance for the purpose of compensation pursuant to Section 3.11 of Article III.

Section 3.4 Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto delivered personally or by overnight courier with written confirmation of delivery

(effective when sent to the director at such director’s address as it appears on the records of the Corporation) or at least five days previously thereto delivered by mail to the director at such director’s address as it appears on the records of the Corporation. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed or when delivered by overnight courier, on the date shown on the written confirmation of delivery. Any director may waive notice of any meeting by a writing, filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.5 Quorum. A majority of the number of directors fixed by Section 3.2 of Article III shall constitute a quorum for the transaction of business at such meeting, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 3.4 hereof.

Section 3.6 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by these bylaws, the Articles of Incorporation or by law.

Section 3.7 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 3.8 Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the person who presides at meetings of the Board of Directors. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by such person. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

Section 3.9 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 3.10 Removal of Directors. At a lawful meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors voting at such meeting.

Section 3.11 Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance,

if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

Section 3.12 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

EXECUTIVE AND OTHER COMMITTEES

Section 4.1 Appointment. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate the Chief Executive Officer and two or more other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law.

Section 4.2 Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the Articles of Incorporation, bylaws, the resolution appointing the executive committee or Florida law.

Section 4.3 Tenure. Subject to the provisions of Section 4.8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the executive committee.

Section 4.4 Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 4.5 Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 4.6 Action without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 4.7 Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 4.8 Resignations and Removals. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the person who presides at meetings of the Board of Directors. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by such person; the acceptance of such resignation shall not be necessary to make it effective.

Section 4.9 Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. it shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

Section 4.10 Other Committees. The Board of Directors may by resolution establish an audit committee, a loan committee and such other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

ARTICLE V

OFFICERS

Section 5.1 Positions. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The President shall be the Chief Executive Officer, unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. The President shall be a director of the Corporation. The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have the authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors the officers shall have such powers and duties as generally pertain to their respective offices.

Section 5.2 Election and Term of Office. The officers of the Corporation shall be elected annually at the regular meeting of the Board of Directors following the annual meeting of the shareholders of the Corporation. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 5.3 of this Article V.

Section 5.3 Removal. Any officer may be removed by the Board of Directors whenever, in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.5 Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1 Contracts. Except as otherwise provided by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 6.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 6.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 7.1 Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by officers of the Corporation as provided by law. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its officers. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for the like number of shares shall have been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 7.2 Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII

FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Corporation shall end on the 31st of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by an independent public accountant appointed by and responsible to the Board of Directors.

ARTICLE IX

DIVIDENDS

Dividends upon the stock of the Corporation, subject to the provisions of its Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in stock.

ARTICLE X

SEAL

The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE XI

INDEMNIFICATION AND INSURANCE

Section 11.1 General. Subject to Section 11.2 of this Article, the Corporation shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the Corporation for:

(a) Any amount for which that person becomes liable under a judgment in such action; and

(b) Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his rights under this Article if he attains a favorable judgment in such enforcement action.

Section 11.2 Requirements. Indemnification shall be made to such person under Section 11.1 of this Article only if:

(a) Final judgment on the merits is in his favor; or

(b) In case of (i) settlement, (ii) final judgment against him, or (iii) final judgment in his favor, other than on the merits, if a majority of the directors of the Corporation determine that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could reasonably have believed under the circumstances was in the best interests of the Corporation or its members.

Section 11.3 Payment of Expenses. If a majority of the directors of the Corporation concludes that, if any person ultimately may become entitled to indemnification under this Article, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys’ fees, arising from the defense or settlement of such action. Before making such payment the Corporation shall obtain an agreement that it will be repaid if such person is later determined not to be entitled to such indemnification.

Section 11.4 Additional Indemnification. Notwithstanding Section 11.1, 11.2, and 11.3 of this Article, but in addition thereto, each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person), or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation as of right to the full extent permitted or authorized by the present and future laws of the State of Florida and any other applicable laws against any liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such a director, officer, employee or agent.

Section 11.5 Insurance. The Corporation may obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. The Corporation may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his willful or criminal misconduct.

ARTICLE XII

AMENDMENTS

These bylaws may be amended at any time by either the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.

ARTICLE XIII

CONTROL SHARE ACQUISITIONS

Section 607.0902, Florida Statutes, shall not apply to control share acquisitions (as that term is defined in such section) of shares of the Corporation.